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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                SEPTEMBER 3, 2003
                                (Date of Report)



                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                     1-11718
                              (Commission File No.)


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
                           MARYLAND                                                    36-3857664
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

         TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                                     60606
           (Address of principal executive offices)                                    (Zip Code)
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                                 (312) 279-1400
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

                  On September 2, 2003, Manufactured Home Communities, Inc. ("the Company") announced that it has initiated a process to obtain $500 million in loan commitments from an institutional lender. The lender has agreed to make individual loans secured by mortgages on 56 previously unencumbered properties. In total, the loans will bear a blended interest rate of 5.92% per annum, with maturities ranging from 5 to 12 years and averaging approximately 9 years. Approximately $425 million of the loans will be interest only for periods ranging from 1 to 3 years depending on maturity. All of the loans will amortize based on a 30-year maturity schedule after any applicable interest only period. The financing is expected to close in the fourth quarter of 2003.

                  The Company has not yet determined if proceeds from the financing will be used for a special dividend and/or share repurchases or for other general corporate purposes. General corporate purposes may include among other purposes: debt repayment, redemption of preferred operating partnership units, property acquisitions or a combination thereof.

                  The Company further announced that its Board of Directors has increased the Company's authority to repurchase its shares in the open market from 1,000,000 shares approved in November 2002 to a current authorization of 3,000,000 shares. The Company believes that the increase in the authorized share buyback will provide additional liquidity to those shareholders wishing to sell.

                  The preceding discussion may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect management's current views with respect to future events and financial performance. Such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, the effects of future events on the Company's financial performance, the adverse impact of external factors such as inflation and consumer confidence, and the risks associated with real estate ownership.


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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                             MANUFACTURED HOME COMMUNITIES, INC.




                             BY: /s/ John M. Zoeller
                                 -------------------
                                 John M. Zoeller
                                 Vice President, Treasurer and
                                  Chief Financial Officer

                             BY: /s/ Mark Howell
                                 ---------------
                                 Mark Howell
                                 Principal Accounting Officer and
                                  Assistant Treasurer




DATE:  September 3, 2003